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                                                                    EXHIBIT 99.1

              SAGENT RAISES $16.8 MILLION THROUGH PRIVATE PLACEMENT

              Straight equity investment done at fair market value

MOUNTAIN VIEW, CALIF.--AUGUST 1, 2001--Sagent (Nasdaq: SGNT), a leading provider of Business Intelligence solutions, today announced that it is in the process of completing a private placement of approximately 9.1 million shares of its common stock with a select group of new and existing institutional investors led by RS Investments of San Francisco. Aggregate gross proceeds from the private placement to Sagent will be approximately $16.8 million.

The shares of common stock are being purchased at fair market value, based on the average closing price of the common stock on the Nasdaq National Market for the five days prior to each investor's execution of the definitive stock purchase agreement.

"We are pleased to be completing this transaction--one that will strengthen our balance sheet and provide us with the working capital needed to execute our growth plan," said Ben Barnes, president and CEO, Sagent. "We encourage you to join us tomorrow afternoon when, as we previously announced, we will report our second-quarter earnings and host a conference call."

The common stock sold to the investors has not been registered under the Securities Act of 1933. Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act. Sagent has agreed to file a registration statement covering the resale of these shares by the investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

CONFERENCE CALL INFORMATION

Sagent will issue a press release announcing the company's second-quarter results across Business Wire at about 1:05 p.m. PT, Aug. 2, 2001. In order to access the conference call, please dial 1.888.791.2132 by 1:20 p.m. PT, Aug. 2. Callers will need to reference the pass-code "Sagent." A replay of the call will be available starting one hour after completion of the call through Aug. 9, 2001. In order to access the replay, please dial 1.888.562.0227. Participants may go to www.sagent.com and click on the appropriate link to access a live Web cast of the conference call.

ABOUT SAGENT

Sagent's suite of Business Intelligence solutions enables companies to measurably impact their business by implementing highly successful customer relationship and financial management initiatives. Through Sagent's powerful enabling technologies, organizations can easily and rapidly turn company data into relevant information that can be used for effective decision-making, analysis and reporting. Information can be extracted from multiple sources (internal and external), optimized for decision support and delivered in a customized format for Web-based or client applications. Even the most complex analytic application can be developed in weeks, not months.


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More than 1,500 companies have selected Sagent software to enhance customer retention, cross-sell/up-sell, improve customer service, increase efficiencies of marketing campaigns, streamline business operations, analyze financials, and reduce costs. Customers include AT&T, BP Amoco, Boeing Employees Credit Union, Bristol Meyers, British Telecom, California State Automobile Association, Citibank, GPU Energy, Hughes Aircraft Employees Federal Credit Union, Johnson & Johnson (UK), Kemper National Insurance, Provident Central Credit Union, Safeway and Siemens. Sagent retains strategic relationships with partners such as Advent Software, Commerce One, Compaq, EDS, IBM, Microsoft, NEC, SAS and Sun Microsystems. Sagent is headquartered in Mountain View, California, and can be reached at www.sagent.com.

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Sagent is a registered trademark of Sagent Inc. All other trademarks are the property of their respective owners.

SAFE HARBOR

The foregoing paragraphs include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties. For such statements, each company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among others, the ability of the parties to attract and retain a broad range of purchasers, suppliers and trading partners, the parties' ability to successfully deliver a joint solution to customers, the anticipation of the growth of certain market segments, the positioning of the parties' products in those segments, the competitive environment in the software industry, dependence on other products, changes to operating systems and product strategy by vendors of operating systems, and the importance of new products. For a discussion of these and other risk factors that could affect the parties' businesses, see "Risk Factors" in each party's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2000, and its quarterly report on Form 10-Q for the quarter ended March 31, 2001.


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